                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                    Date of Amendment No. 3 August 27, 1997



                            MEDICAL RESOURCES, INC.
                       ---------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                 0-20440                  13-3584552
         ----------------        -----------          ------------------
          (State or Other         (Commission          (I.R.S. Employer
           Jurisdiction)          File Number)         Identification No.)

155 State Street, Hackensack, N.J.                                07601
----------------------------------                                -----
(Address of Principal Executive Office)                         (Zip Code)

Registrant's telephone numbers, including area code    (201) 488-6230


                   ----------------------------------------

                                AMENDMENT NO 3
                 The undersigned registrant hereby amends its
              Current Report on Form 8-K, filed on July 19, 1996
                      to add Item 7 as set forth herein.

Item 7.          Financial Statements and Exhibits.
                 ---------------------------------

(a)  Financial statement of businesses acquired
     ------------------------------------------

On January 12, 1996, the Company consummated the acquisition of the common stock of NurseCare Plus, Inc. ("NurseCare Plus") which provides supplemental healthcare staffing services for clients including hospitals, clinics and home health agencies in Southern California. Pursuant to the acquisition, the Company acquired all of the common stock of NurseCare Plus for $1,264,000 cash and a prime plus one percent note payable for $1,250,000 due January 12, 1999. The audited financial statements of NurseCare Plus and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     NURSECARE PLUS, INC.
     Report of Independent Auditors
     Balance Sheets as of December 31, 1995 and 1994
     Statements of Operations for the Years Ended December 31, 1995
       and 1994
     Statements of Shareholder's Equity for the Years Ended December 31,
       1995, 1994 and 1993
     Statement of Cash Flows for the Years Ended December 31, 1995, 1994
       and 1993
     Notes to Financial Statements


On April 19, 1996, Medical Resources, Inc. (the "Company") entered into an asset purchase agreement with Americare Imaging Centers Inc. and MRI Associates of Tarpon Springs, Inc. ("Americare"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Americare for $1,500,000 cash and $1,275,000 of the Company's common stock. The audited financial statements of Americare and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     AMERICARE IMAGING, INC.
     Independent Auditors' Report
     Consolidated Balance Sheet as of December 31, 1995
     Consolidated Statement of Operations and Accumulated Deficit for the
       Year Ended December 31, 1995
     Consolidated Statement of Cash Flows for the Year Ended December 31,
       1995
     Notes to Consolidated Financial Statements

On April 30, 1996, the Company entered into an asset purchase agreement with Access Imaging Center, Inc. ("Access"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Access for $1,300,000 cash and $1,445,000 of the Company's common stock. The audited financial statements of Access and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     Access Imaging Center, Inc.
     Independent Auditors' Report
     Balance Sheet as of December 31, 1995
     Statement of Income and Retained Earnings For the Year Ended December
       31, 1995
     Statement of Cash Flows for the Year Ended December 31, 1995

     Notes to Financial Statements


  (b) Pro Forma Financial Information
         -------------------------------

  The Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1995 ("1995 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the year ended December 31, 1995 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Consolidated Financial Statements.

  The following 1995 pro forma consolidated data reflects the Acquisition of Americare, Access and NurseCare Plus as if they had occurred on January 1, 1995. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

  The Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 1996 ("1996 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the three months ended March 31, 1996 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Consolidated Financial Statements.

  The following 1996 pro forma consolidated data reflects the Acquisition of Americare, Access and NurseCare Plus as if they had occurred on January 1, 1996. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

                                                      MEDICAL RESOURCES, INC.
                                               PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                            (Unaudited)

                                                                      As of March 31, 1996
                                               ---------------------------------------------------------------------
                                                    Medical                 Americare               Access Imaging
 ASSETS                                         Resources, Inc. (9)     Imaging Center, Inc.         Center, Inc.
-------                                        --------------------  ------------------------   --------------------
Current assets:
  Cash and cash equivalents                          $   8,528,344         $       1,841           $       192

  Accounts receivable, net                              18,146,463             1,656,656               587,913
  Other receivables                                        717,060                     -                     -
  Deferred tax asset                                     1,871,397                     -                     -
  Prepaid expenses                                       1,643,550                21,721                48,647
                                                     -------------         -------------            ----------
     Total current assets                               30,906,814             1,680,218               636,752

Medical diagnostic and office equipment, net            12,680,705             1,590,584             1,470,349
Goodwill                                                11,247,083                     -                     -


Other assets                                             2,136,547
Deferred tax asset, net                                    326,999                     -                     -
Value of venture contracts                                 237,031
                                                     -------------         -------------           -----------
     Total assets                                    $  57,535,179         $   3,270,802           $ 2,107,101
                                                     =============         =============           ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------

Current liabilities:
  Current portion of notes payable                   $   1,395,287         $     836,666          $     51,867
  Current portion of obligations under
   capital leases                                        3,723,068               260,014               408,000
  Accounts payable and accrued expenses                  6,823,345               262,883                91,026
  Other current liabilities                              1,283,684                     -                     -
  Income taxes payable                                     397,570                61,556                     -
                                                     -------------         -------------          ------------
     Total current liabilities                          13,622,954             1,421,119               550,893

Notes payable                                            5,259,697             1,411,626                89,103
Obligations under capital leases                         7,840,987               658,044               531,072
Convertible debentures                                  10,232,965                     -                     -
Other long-term liabilities                                889,951                     -                     -
                                                     -------------         -------------          ------------
     Total liabilities                                  37,846,554             3,490,789             1,171,068
                                                     -------------         -------------          ------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 20,000,000
   shares authorized, 7,697,500 pro forma
   number of shares issued and outstanding
   at December 31, 1994                                     80,670                 1,000                    54

Common Stock to be issued                                1,721,250                     -                     -
  Additional paid-in capital                            22,306,363                41,879               209,976

  Retained income (deficit)                             (3,000,900)             (262,866)              726,003
Less 265,000 common shares in Treasury,
  at cost                                               (1,418,758)                    -                     -
                                                     -------------         -------------          ------------
     Total stockholders' equity                         19,688,625              (219,987)              936,033
                                                     -------------         -------------          ------------

     Total liabilities and stockholders'
      equity                                         $  57,535,179         $   3,270,802          $  2,107,101
                                                     =============         =============          ============

                                                                 As of March 31, 1996
                                                            -------------------------------------
                                                                        Pro Forma
                                                            -------------------------------------
  ASSETS                                                    Adjustments                  Total
---------                                                   -----------               ------------

Current assets:
  Cash and cash equivalents                               $     (2,033) (8)           $  5,728,344
                                                            (2,800,000) (6)
  Accounts receivable, net                                  (1,494,569) (8)             18,896,463
  Other receivables                                                  -                     717,060
  Deferred tax asset                                                 -                   1,871,397
  Prepaid expenses                                             (70,368) (8)              1,643,550
                                                          ------------                ------------
     Total current assets                                   (4,366,970)                 28,856,814

Medical diagnostic and office equipment, net                  (585,433) (8)             15,156,205

Goodwill                                                     5,520,000  (6)             16,085,583
                                                              (716,046) (7)
                                                                30,474  (8)
Other assets                                                                             2,136,547
Deferred tax asset, net                                              -                     326,999
Value of venture contracts                                                                 237,031
                                                          -------------                -----------
     Total assets                                         $    (117,975)               $62,799,179
                                                          =============                ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------
Current liabilities:
  Current portion of notes payable                        $    (727,769) (8)           $ 1,556,051
  Current portion of obligations under capital leases             8,635  (8)             4,403,789
  Accounts payable and accrued expenses                        (353,909) (8)             6,823,345

  Other current liabilities                                           -                  1,283,684
  Income taxes payable                                          (61,556) (8)               397,570
                                                          -------------                -----------
     Total current liabilities                               (1,130,527)                14,464,439

Notes payable                                                (1,454,357) (8)             5,306,069
Obligations under capital leases                                467,027  (8)             9,497,130
Convertible debentures                                                -                 10,232,965
Other long-term liabilities                                           -                    889,951
                                                          -------------               ------------
     Total liabilities                                       (2,117,857)                40,390,554
                                                          -------------               ------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 20,000,000
   shares authorized, 7,697,500 pro forma
   number of shares issued and outstanding
   at December 31, 1994                                          (1,054) (7)                83,390

                                                                  2,720  (6)                     -

Common Stock to be issued                                             -                  1,721,250
  Additional paid-in capital                                  2,717,280  (6)            25,023,643
                                                               (251,855) (6)
  Retained income (deficit)                                    (463,137) (7)            (3,000,900)
Less 265,000 common shares in Treasury, at cost                       -                 (1,418,758)
                                                          -------------             --------------
     Total stockholders' equity                               2,003,954                 22,408,625
                                                          -------------             --------------

     Total liabilities and stockholders' equity           $    (117,975)               $62,799,179
                                                          =============              =============

See Notes to Pro Forma Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
                     PRO FORMA CONSOLIDATED STATEMENTS  OF
                                  OPERATIONS
                                  (Unaudited)

                                                                      For the Three Month Period Ended March 31, 1996
                                               ------------------------------------------------------------------------------------
                                                    Medical              NurseCare Plus,     Americare Imaging     Access Imaging
                                                Resources, Inc.              Inc.               Center, Inc.         Center, Inc.
                                               -------------------   -------------------   -------------------   -------------------
Net service revenue                                  $  18,098,004         $     176,276           $ 1,041,847           $   795,680
                                                     -------------         -------------   -------------------   -------------------


Operating expenses of services                          12,036,999                96,119               754,159               311,893
Provisions for uncollectible accounts
 receivable                                                814,708                 2,000                     -                     -
Corporate general and administrative                     1,601,205                 5,000               114,042               135,265
Depreciation and amortization                            1,316,909                 1,000               236,795                67,114
                                                     -------------         -------------   -------------------   -------------------
Operating income (loss)                                  2,328,183                72,157               (63,149)              281,408
Interest (income)/expense                                  548,894                     -                     -                     -
                                                     -------------         -------------   -------------------   -------------------
Income/ (loss) before minority interest and
  income taxes                                           1,779,289                72,157               (63,149)              281,408
Minority interest in losses of joint ventures
  and limited partnerships                                  43,691                     -                     -                     -
                                                     -------------         -------------   -------------------   -------------------
Income before income taxes                               1,735,598                72,157               (63,149)              281,408
Provision for income taxes                                 437,820                     -                     -                     -
                                                     -------------         -------------   -------------------   -------------------
Income from continuing operations                    $   1,297,778         $      72,157           $   (63,149)          $   281,408
                                                     =============         =============   ===================   ===================

                                                               For the Three Month Period Ended March 31, 1996
                                               -----------------------------------------------------------------------------------

                                                                Pro Forma                                          ProForma With
                                               ----------------------------------------     Other Historical          Historical
                                                    Adjustments             Total              Acquisitions  (13)    Acquisitions
                                               -------------------   -------------------   -------------------    ------------------
Net service revenue                            $                 -         $  20,111,807           $   194,724           $20,306,531
                                               -------------------         -------------   -------------------   -------------------
Operating expenses of services                                   -            13,199,170               112,881            13,312,051
Provisions for uncollectible accounts
 receivable                                                      -               816,708                15,000               831,708
Corporate general and administrative                        18,750  (12)       1,806,220                10,000             1,816,220
                                                           (68,042) (10)               -
                                                            10,000  (13)               -
Depreciation and amortization                               60,430   (1)       1,682,248                20,000             1,702,248
                                                     -------------         -------------   -------------------   -------------------
Operating income (loss)                                    (79,180)            2,539,419                36,843             2,576,262

Interest (income)/expense                                        -               548,894                10,000               558,894
                                                     -------------         -------------   -------------------   -------------------
Income/ (loss) before minority interest and
  income taxes                                             (79,180)            1,990,525                26,843             2,017,368
Minority interest in losses of joint ventures
  and limited partnerships                                       -                43,691                                      43,691
                                                     -------------         -------------   -------------------   -------------------
Income before income taxes                                 (79,180)            1,946,834                26,843             2,158,070
Provision for income taxes                                  88,160  (5)          525,980                 8,737               534,717
                                                     -------------         -------------   -------------------   -------------------
Income from continuing operations                    $    (167,340)        $   1,420,854           $    18,106           $ 1,543,930
                                                     =============         =============   ===================   ===================

See Notes to Pro Forma Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                FOR THE YEAR ENDED DECEMHER 31, 1995 AMERICARE IMAGING

                                             MEDICAL      NURSECARE PLUS,   AMERICARE IMAGING   ACCESS IMAGING
                                         RESOURCES, INC.        INC.           CENTER, INC.      CENTER, INC.
                                         ---------------  ----------------  ------------------  --------------
Net service revenue                          $51,993,758      $ 4,423,367          $4,411,606       $2,604,318
                                             -----------      -----------   -----------------   --------------
Operating expenses of services                31,563,796        3,383,815           1,467,485        1,602,120
Provisions for uncollectible accounts
 receivable                                    3,377,862                -                   -                -
Corporate general and administrative           4,978,045        1,017,097           1,827,775          452,920

Depreciation and amortization                  4,567,144            2,016             841,964          268,454
                                             -----------      -----------   -----------------   --------------
  Operating income (loss)                      7,506,911           20,439             274,382          280,824
Interest (income)/expense                      1,829,017            3,646             318,182           37,904
                                             -----------      -----------   -----------------   --------------
Income (loss) before minority
 interest and income taxes                     5,677,894           16,793             (43,800)         242,920
Minority interest in losses of
 joint ventures and limited
 partnerships                                    124,085                -                   -                -
                                             -----------      -----------   -----------------   --------------
Income before income taxes                     5,801,979           16,793             (43,800)         242,920
Provision for income taxes                     1,659,111                -                   -                -
                                             -----------      -----------   -----------------   --------------
Income from continuing operations            $ 4,142,868      $    16,793          $  (43,800)      $  242,920
                                             ===========      ===========   =================   ==============

                                                         PRO FORMA
                                           ADJUSTMENTS                TOTAL
                                         ---------------         ---------------
Net service revenue                      $             -             $63,433,049
                                         ---------------             -----------
Operating expenses of services                         -              38,017,216
Provisions for uncollectible accounts
 receivable                                            -               3,377,862
Corporate general and administrative            (334,226) (2)          7,106,611
                                                (360,000) (3)
                                                (475,000) (4)
Depreciation and amortization                    346,074  (1)          6,025,652
                                             -----------             -----------
  Operating income (loss)                        823,152               8,905,749
Interest (income)/expense                              -               2,188,749
                                             -----------             -----------
Income/(loss) before minority
 interest and income taxes                       823,152               6,716,959
Minority interest in losses of
 joint ventures and limited
 partnerships                                          -                 124,085
                                             -----------             -----------
Income before income taxes                       823,152               6,841,044
Provision for income taxes                       413,916  (5)          2,073,027
                                             -----------             -----------
Income from continuing operations            $   409,236             $ 4,768,017
                                             ===========             ===========

See Notes to Pro Forma Financial Statements.

NOTES TO  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) Adjustment reflects the additional amortization of goodwill due to the acquisition of Americare, Access and NurseCare Plus, Inc. The goodwill created from the acquisition of Americare, Access and NurseCare Plus were $2,862,926, $1,971,502 and $2,087,049, respectively, and are being amortized on a straight-line basis over 20 years. The adjustment only reflects Pro Forma amortization for Americare and Access as NurseCare Plus amortization has been reflected in Medical Resources, Inc. depreciation and amortization for the quarter ended March 31, 1996.

(2) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $518,226. The reduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the centers. In addition, the amount also includes $144,000 in fees to be paid to the former owner over the next year as consulting fees paid by the Company.

(3) Adjustment reflects the reduction in the management and marketing fees paid to the former owner of Access in the amount of $400,000. Thereduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the center.

(4) Adjustment reflects the reduction in the salaries paid to the former owner of NurseCare Plus of $550,000 offset by consulting fees of $75,000 to be paid to the former owner by the Company for nine months subsequent to the acquisition.

(5) Adjustment reflects the tax effect of the operations of Americare and Access and the adjustments to amortization and corporate general and administrative expenses discussed above calculated at the Company's statutory tax rate of 40%.

(6) Adjustment reflects the of the consideration given by the Company to acquire the net business assets of both Americare and Access.

(7) Adjustment reflects the elimination of the common stock, retained earnings and additional paid-in capital of both Americare and Access.

(8) Adjustment reflects the carrying value of the assets and liabilities of Americare and Access as stated in their March 31, 1996 unaudited financial statements adjusted to the agreed upon purchase price of such assets acquired and liabilities assumed which were a part of the acquisitions.

(9) The March 31, 1996 consolidated balance sheet of Medical Resources, Inc. included in the Company's Form 10-Q contains the assets and liabilities of NurseCare Plus. Therefore, no pro forma adjustments are included herein for the acquisition of NurseCare Plus.

(10) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $114,042. The reduction is offset by $10,000 in fees to be incurred by the Company by hiring a new center manager for the center. In addition, the amount also includes $36,000 in fees to be paid to the former owner over the next year as consulting fees.

(11) Adjustment reflects the pro forma operating results for the Company's acquisition of MRICT (four imaging centers in New York City) on January 9, 1996, as disclosed in the Company's Report on Form 8-K dated January 9, 1996, as if the acquisition had occurred on January 1, 1996.

(12) Adjustment reflects the consulting fees of $18,750 to be paid to the former owner of NursCare Plus by the Company for the three months subsequent to the acquisition.

(13) The amount also included $10,000 in fees to be incurred by the Company by hiring a new center manager for the center for the three months ended March 31, 1996.

(14) Reflects the operations for the period January 1, 1996 through January 12, 1996 (date of acquisition).

                                  SIGNATURES
                                  ----------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     MEDICAL RESOURCES, INC.


                     By:   /S/ William D. Farrell
                      -------------------------------------
                      William D. Farrell
                      President and Chief Operating Officer


Dated: August 27, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                          PAGE
                                                                        --------
ACCESS IMAGING CENTER, INC.:

 Independent Auditors' Report                                              13
 Balance Sheet as of December 31, 1995                                     14
 Statement of Income and Retained Earnings for the Year Ended
  December 31, 1995                                                        15
 Statement of Cash Flows for the Year Ended December 31, 1995              16
 Notes to Financial Statements                                        17 - 20

AMERICARE IMAGING CENTER, INC.:

 Independent Auditors' Report                                              23
 Consolidated Balance Sheet as of December 31, 1995                        24
 Consolidated Statement of Income and Retained Earnings for
  the Year Ended December 31, 1995                                         25
 Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1995                                                        26
 Notes to Consolidated Financial Statements                           27 - 31

NURSECARE PLUS, INC.:

Report of Independent Auditors                                             34
Balance Sheets as of December 31, 1995 and 1994                            35
Statements of Operations for the Years Ended December 31, 1995,
 1994 and 1993                                                             36
Statements of Shareholder's Equity for the Years Ended
 December 31, 1995, 1994 and 1993                                          37
Statement of Cash Flows for the Years Ended December 31, 1995,
 1994 and 1993                                                             38
Notes to Financial Statements                                         39 - 40

AMERICARE IMAGING CENTER, INC.:

Consolidated balance sheet as of March 31, 1996 (unaudited)                41
Consolidated statement of operations for the three months ended
March 31, 1996 (unaudited)                                                 42
Notes to Unaudited Consolidated Financial Statements                       43

ACCESS IMAGING CENTER, INC.:

Balance sheet as of March 31, 1996 (unaudited)                        44 - 45
Statements of Income for the three months ended March 31, 1996
 (unaudited)                                                               46
Notes to Unaudited Financial Statements                                    47

                          ACCESS IMAGING CENTER, INC.


                             FINANCIAL STATEMENTS

                               December 31, 1995

               ACCESS IMAGING CENTER, INC.

                  TABLE OF CONTENTS

                  December 31, 1995



FINANCIAL STATEMENTS                                           PAGE


Independent Auditors' Report                                      1


Balance Sheet                                                     2


Statement of Income and Retained Earnings                         3


Statement of Cash Flows                                           4


Notes to Financial Statements                                    5-8

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Access Imaging Center, Inc.

We have audited the accompanying balance sheet of Access Imaging Center, Inc. as December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Imaging Center, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



               /s/ Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP


Carle Place, New York
May 31, 1996

               ACCESS IMAGING CENTER, INC.

                   BALANCE SHEET

                   December 31, 1995


                     ASSETS

CURRENT ASSETS
 Cash and cash equivalents - note 1b                      $      192
 Accounts receivable - note 2                                597,066
 Prepaid expenses                                             49,412
                                                          ----------
   Total Current Assets                                      646,670

Property and equipment - notes 1c and 3                      355,689
Other assets                                                   4,494
                                                          ----------
    Total Assets                                          $1,006,853
                                                          ==========


            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                    $  100,526
 Current portion of notes payable - note 4                    51,867
 Current portion of obligations under
  capital leases - note 5                                     29,246
                                                          ----------
   Total Current Liabilities                                 181,639

Notes payable - note 4                                       102,078
Obligations under capital leases - note 5                     68,511
                                                          ----------
   Total Liabilities                                         352,228
                                                          ----------

COMMITMENTS AND CONTINGENCIES - note 5

STOCKHOLDERS' EQUITY
 Capital stock (stated value - $1 per
 share; 100 shares authorized,
  54 shares issued and outstanding)                               54
 Paid in capital                                             209,976
 Retained earnings                                           444,595
                                                          ----------
  Total Stockholders' Equity                                 654,625
                                                          ----------
  Total Liabilities and Stockholders' Equity              $1,006,853
                                                          ==========


See notes to financial statements.                                      Page 2

               ACCESS IMAGING CENTER, INC.

           STATEMENT OF INCOME AND RETAINED EARNINGS

            For The Year Ended December 31, 1995

REVENUE                                         $2,604,109
                                                ----------

EXPENSES
  Medical supplies and other operating costs       582,738
  Payroll and related costs                      1,019,382
  Other general and administrative expenses        438,340
  Depreciation and amortization                    268,454
  Interest expense                                  37,904
                                                ----------

    Total Expenses                               2,346,818
                                                ----------

Net Income From Operations                         257,291

OTHER INCOME (EXPENSE)
  Loss on sale of property and equipment           (14,580)
  Interest income                                      209
                                                ----------

NET INCOME                                         242,920

Retained Earnings - beginning of year              291,048

Distributions to stockholders                      (89,373)
                                                ----------

Retained Earnings - end of year                 $  444,595
                                                ==========


See notes to financial statements.                                        Page 3

                          ACCESS IMAGING CENTER, INC.

                            STATEMENT OF CASH FLOWS

                     For The Year Ended December 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                 $ 242,920
                                                           ---------

Adjustments to reconcile net income to
 net cash provided by
  operating activities:
  Depreciation and amortization                              268,454
  Loss on sale of property and equipment                      14,580
Cash flow increase (decrease) from
 changes in operating assets
  and liabilities:
  Accounts receivable                                       (113,971)
  Prepaid expenses                                           (48,647)
  Other assets                                                (2,064)
  Accounts payable and accrued expenses                       63,197
                                                           ---------
    Total Adjustments                                        181,549
                                                           ---------
    Net cash provided by operating activities                424,469
                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                        (365,911)
  Proceeds from sale of property and equipment                37,856
                                                           ---------
    Net cash used in investing activities                   (328,055)
                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                133,679
  Advances from lessor of equipment
   under capital lease                                        97,757
  Principal payments - notes payable                         (19,652)
  Principal payments - capital lease obligations            (313,160)
  Distributions to stockholders                              (89,373)
                                                           ---------
    Net cash used in financing activities                   (190,749)
                                                           ---------

Net decrease in cash and cash equivalents                    (94,335)
Cash and cash equivalents - beginning  of year                94,527
                                                           ---------
Cash and cash equivalents - end of year                    $     192
                                                           =========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                            $  37,904
                                                           =========
  Income taxes paid                                        $       -
                                                           =========

See notes to financial statements.                                       Page 4

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)  Nature of Business

     Access Imaging Center, Inc. was organized and began operations October 12, 1989. Income of the Corporation is derived mainly from MRI scans.

b)  Cash and Cash Equivalents

     Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

c)  Property and Equipment

     Medical diagnostic equipment, office equipment, leasehold improvements and vehicles are stated at cost. Depreciation and amortization are computed upon the shorter of the estimated useful lives of the respective assets, generally seven years, or the lease term, using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to expense as incurred.

d)  Leases

     Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligations. All other leases are accounted for as operating leases, with rent payments being charged to expenses as incurred.

e)  Revenue Recognition

     Revenue is recorded as services are rendered to patients.

f)  Income Taxes

     Access Imaging Center, Inc. has elected to be treated as a Sub-chapter "S" corporation for federal and state income tax purposes. Accordingly, no provision has been made for income taxes as such taxes are the responsibility of the individual stockholders.

g)  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable is comprised of the following:

                Accounts receivable                       $ 920,066
                Less: allowance for doubtful accounts
                 and contractual adjustments               (323,000)
                                                          ---------
                                                          $ 597,066
                                                          =========

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

                Medical diagnostic equipment              $ 156,838
                Office equipment, furniture and fixtures    166,647
                Leasehold improvements                       46,621
                Transportation equipment                    147,458
                                                          ---------
                                                            517,564
                Less: accumulated depreciation and
                 amortization                              (161,875)
                                                          ---------
                                                          $ 355,689
                                                          =========

NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:

        a)  Note payable - original amount of $22,000
            payable in quarterly installments of $1,500
            including interest at a rate of 8%, with a
            balloon payment of $12,646 due October 1, 1996.      $    14,849

        b)  Note payable - original amount of $22,000
            payable in quarterly installments of $1,500
            including interest at a rate of 8%, with a
            balloon payment of $12,646 due October 1, 1996.           14,849

        c)  Note payable - original amount of $70,132 payable
            in monthly installments of $1,282 including
            interest at a rate of 9.5% with a balloon payment
            in the amount of $37,073 due April 21, 1998;
            collateralized by vehicles.                               61,814

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 4 - NOTES PAYABLE (Continued)
        d)    Note payable - original amount of $63,547
              payable in monthly installments of $1,114
              including interest at a rate of 2% through
              November, 2000; collateralized by medical
              equipment                                            $ 62,433
                                                                   --------
                                                                    153,945

        Less: current portion                                       (51,867)
                                                                -----------
                                                                $   102,078
                                                                ===========

Maturities of long-term debt are as follows:
                  Year                    Amount
                  ----                    ------
                  1996               $    51,867
                  1997                    23,403
                  1998                    53,681
                  1999                    12,986
                  2000                    12,008
                                     -----------
                                     $   153,945
                                     ===========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into a ten-year agreement to lease space for its facility. The lease, as amended, expired in February 1996. In October 1995, the Company entered into a five-year agreement to lease new space for its facility. Rent expense under the leases was approximately $103,962 for the year ending December 31, 1995.

In January 1996, the Company entered into a non-cancelable lease for medical equipment. Pursuant to this lease, in December 1995, the lessor advanced approximately $98,000 to the Company for site preparation costs. Repayment of these advances will become part of the scheduled lease payment for the equipment.

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

Future minimum payments under leases at December 31, 1995, including the lease entered into in January 1996, are as follows:

                                            Capital      Operating
                                             Leases       Leases
                                             ------       ------

                  1996                     $  271,378     $ 68,181
                  1997                        272,629       69,506
                  1998                        272,629       72,528
                  1999                        234,504       75,550
                  2000                        234,504       78,572
               Thereafter                      58,626            -
                                           ----------     --------
Total minimum lease payments                1,344,270     $364,337
                                           ==========     ========

Less: amount representing interest           (295,676)
                                           ----------
Present value of minimum lease payments    $1,048,594
                                           ==========

Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $3,000,000 and ceased operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.

                        AMERICARE IMAGING CENTER, INC.


                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995

                        AMERICARE IMAGING CENTER, INC.

                               TABLE OF CONTENTS

                               December 31, 1995



                                                             PAGE

CONSOLIDATED FINANCIAL STATEMENTS


 Independent Auditors' Report                                  1


 Consolidated Balance Sheet                                    2


 Consolidated Statement of
  Operations and Accumulated Deficit                           3


 Consolidated Statement of Cash Flows                          4


 Notes to Consolidated Financial Statements                  5-9

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Americare Imaging Center, Inc.


We have audited the accompanying consolidated balance sheet of Americare Imaging Center, Inc. as of December 31, 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the year then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Americare Imaging Center, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                            /s/ Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP



Carle Place, New York
May 31, 1996

                        AMERICARE IMAGING CENTER, INC.

                          CONSOLIDATED BALANCE SHEET

                               December 31, 1995


                                    ASSETS

CURRENT ASSETS
  Cash and cash equivalents - note 1c                      $    1,089
  Accounts receivable - note 2                              1,499,858
  Prepaid expenses and other current assets                    34,182
                                                           ----------
    Total Current Assets                                    1,535,129

Property and Equipment - notes 1d and 3                     1,826,380
                                                           ----------

    Total Assets                                           $3,361,509
                                                           ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                    $  216,117
  Current portion of notes payable - note 4                 1,168,835
  Current portion of obligations under                        398,505
   capital leases - note 5                                 ---------
    Total Current Liabilities                               1,783,457

Notes Payable - note 4                                        937,699
Obligations under capital leases - note 5                     797,191
                                                           ----------
    Total Liabilities                                       3,518,347
                                                           ----------

Commitments and Contingencies - note 5

STOCKHOLDERS' EQUITY
  Capital stock - (stated value - $10
   per share; 200 shares authorized,
   100 shares issued and outstanding)                           1,000
  Paid in capital                                              41,879
  Accumulated deficit                                        (199,717)
                                                           ----------
    Total Stockholders' Equity                               (156,838)
                                                           ----------

    Total Liabilities and Stockholders' Equity             $3,361,509
                                                           ==========


See notes to consolidated financial statements.                           Page 2

                        AMERICARE IMAGING CENTER, INC.

         CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                     For the Year Ended December 31, 1995


REVENUE                                                    $4,411,606
                                                           ----------

EXPENSES
  Outside payroll services                                    806,056
  Medical supplies and other costs                            661,429
  General and administrative expenses                       1,468,597
  Management fees                                             359,178
  Depreciation and amortization                               841,964
  Interest expense                                            318,182
                                                           ----------

     Total Expenses                                         4,455,406
                                                           ----------

NET LOSS                                                      (43,800)

Accumulated Deficit - beginning of year                      (155,917)
                                                           ----------

Accumulated Deficit - end of year                          $ (199,717)
                                                           ==========



See notes to consolidated financial statements.                           Page 3

                        AMERICARE IMAGING CENTER, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                     For the Year Ended December 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                   $   (43,800)
                                                           -----------
Adjustments to reconcile net income to
 net cash provided by
  operating activities:
  Depreciation and amortization                                841,964
Cash flow increase (decrease) from
 changes in operating assets
  and liabilities
  Accounts receivable                                          713,180
  Prepaid expenses and other current assets                       (746)
  Accounts payable and accrued expenses                       (324,155)
                                                           -----------
    Total Adjustments                                        1,230,243
                                                           -----------

    Net cash provided by operating activities                1,186,443
                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (375,634)
  Acquisition of PSA Associates, net of
   cash received                                              (305,831)
                                                           -----------

    Net cash used in investing activities                     (681,465)
                                                           -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                1,089,492
  Principle payments - notes payable                        (1,292,602)
  Principle payments - capital lease obligations              (313,734)
                                                           -----------

    Net cash used in financing activities                     (516,844)
                                                           -----------

Net decrease in cash and cash  equivalents                     (11,866)

Cash and cash equivalents - beginning  of year                  12,955
                                                           -----------
Cash and cash equivalents - end of year                    $     1,089
                                                           ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                            $   318,182
                                                           ===========
  Income taxes paid                                        $         -
                                                           ===========


See notes to consolidated financial statements.                           Page 4

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Nature of Business

        Americare Imaging Center, Inc. ("AIC") was founded in July, 1994 to operate and manage outpatient diagnostic imaging centers in central Florida. In January 1995, AIC acquired all of the common stock of MRI of Tarpon Springs ("MRI") and the assets of Physicians Scanning Associates ("PSA") for $2,617,651. The purchase was funded by the assumption of the liabilities of PSA in the amount of $2,312,651 and the delivery of a promissory note to the seller in the amount of $305,000 (see note 4).

        The fair value of assets acquired exceeded the purchase price by approximately $185,000. This excess was recorded as a reduction to the carrying value of the medical equipment acquired.

b)  Principles of Consolidation

        The consolidated financial statements include the accounts of AIC and MRI (collectively referred to as the Company). All significant intercompany transactions have been eliminated in consolidation.

c)  Cash and Cash Equivalents

        Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

d)      Property and Equipment

        Property and equipment are stated at cost. Repairs and maintenance which do not prolong normal asset life are charged to expense. Depreciation is computed by the straight line method over estimated useful life of the related assets.

e)  Leases

        Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligation. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

f)  Revenue Recognition

        Revenue is recognized as services are rendered to patients.

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)  Income Taxes

      The Company applies the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      For the year ended December 31, 1995, AIC's net income was not significant and MRI incurred a net operating loss. Additionally, differences between taxable income and income for financial statement purposes were not significant. Accordingly, no provision for current or deferred income taxes has been recorded in the financial statements.

h)  Use of Estimates

      The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 2 - ACCOUNTS RECEIVABLE

      Accounts receivable is comprised of the following:

                Accounts receivable                       $ 3,841,437
                Less:  Allowance for doubtful accounts
                 and contractual adjustments               (2,341,579)
                                                          -----------
                                                          $ 1,499,858
                                                          ===========

Approximately $2,500,000 of the accounts receivable balance relates to services performed on patients, the collection of which is contingent upon the outcome of pending litigation involving the patient and outside third parties. Included in the allowance for doubtful accounts and contractual adjustments is approximately $1,500,000 for these receivables. Approximately 65 percent of the gross revenues during the year were derived from patients in this category.

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 3 - PROPERTY AND EQUIPMENT

        Property and Equipment is comprised
         of the following:
         Medical diagnostic equipment            $ 2,430,080
         Leasehold improvements                      335,557
         Office equipment                             53,767
         Furniture and fixtures                       33,839
                                                 -----------
                                                   2,853,243
         Less:  accumulated depreciation and
          amortization                            (1,026,863)
                                                 -----------
                                                 $ 1,826,380
                                                 ===========

NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:

        a)  Note payable - original amount of
            $305,000 payable in quarterly
            installments of $18,540 including
            interest at a rate of 7.75% through
            January 2000; collateralized by the
            assets of the Company.               $   266,369

        b)  Note payable - original amount of
            $200,000 payable over 60 months
            including interest at a rate of 7%
            through July 1999, collaterlized by
            medical equipment.  The Company is
            currently in arrears on this
            obligation; accordingly, the entire
            obligation has been recorded as
            current.                                 203,500

        c)  Note payable - original amount of
            $1,729,000 payable in monthly
            installments of $55,687 including
            interest at a rate of 7% through
            November 1997.                         1,194,603

        d)  Note payable - original amount of
            $250,000 payable in monthly
            installments of $5,250 including
            interest at a rate of 9.5% through May
            1999.                                    183,206

        e)  Note payable - original amount of
            $414,100 payable in monthly
            installments of $36,986 including
            interest at a rate of 13% through June
            1996.                                    213,740


        f)  Note payable - original amount of
            $204,512 payable in monthly
            installments of $9,189 including
            interest at a rate of 7.35% through
            May 1996.                                 45,116
                                                 -----------

                                                   2,106,534
        Less:  current portion                    (1,168,835)
                                                 -----------

                                                 $   937,699
                                                 ===========

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 4 - NOTES PAYABLE (Continued)

Maturities of long-term debt are as follows:

                                 Year       Amount
                                 ----       ------

                                 1996     $1,168,835
                                 1997        702,714
                                 1998        121,799
                                 1999         94,998
                                 2000         18,188
                                          ----------
                                          $2,106,534
                                          ==========

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has entered into various leases for medical equipment and has capitalized the assets relating to these leases. The leases are collateralized by the related equipment.

The following is a summary of assets under capital leases:

        Medical equipment                          $1,323,897
        Less: accumulated amortization               (420,018)
                                                   ----------

                                                   $  903,879
                                                   ==========

Future minimum lease payments under the capital leases as of December 31, 1995 are as follows:

              1996                                 $  404,090
              1997                                    411,837
              1998                                    362,051
              1999                                    186,079
              2000                                     52,182
                                                   ----------
                                                    1,416,239

        Less: amount representing interest           (220,543)
                                                   ----------

        Present value of net minimum capital
         lease payments (including
         $398,505 classified as current
         portion of obligations under
         capital leases)                           $1,195,696
                                                   ==========

                        AMERICARE IMAGING CENTER, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

The Company leases three operating facilities under operating leases which expire in varying periods through 1999. Future minimum lease payments as of December 31, 1995 are as follows:


                     1996                               $109,760
                     1997                                 82,620
                     1998                                 57,840
                     1999                                 27,600
                                                        --------
                                                        $277,820
                                                        ========


Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $4,500,000 and ceased Operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.

Financial Statements

                Nurse Care Plus, Inc.

          Years ended December 31, 1995, 1994 and 1993 with Report of Independent Auditors

                Nurse Care Plus, Inc.

                 Financial Statements

          Years ended December 31, 1995, 1994 and 1993



                     CONTENTS


Report of Independent Auditors........................... 1

Audited Financial Statements

Balance Sheets........................................... 2
Statements of Operations................................. 3
Statements of Shareholder's Equity....................... 4
Statements of Cash Flows................................. 5
Notes to Financial Statements............................ 6

              Report of Independent Auditors

The Board of Directors and Shareholder's
Nurse Care Plus, Inc.

We have audited the accompanying balance sheets of Nurse Care Plus, Inc. as of December 31, 1995 and 1994, and the related statements of operations and shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurse Care Plus, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                          ERNST & YOUNG LLP



San Diego, California
January 29, 1996

                Nurse Care Plus, Inc.

                   Balance Sheets

                                                                    DECEMBER 31
                                                                   1995       1994
                                                                 ---------   ------
ASSETS
 Current assets:
 Cash and cash equivalents                                       $  5,935  $ 20,846
Accounts receivable                                               611,452   569,269
                                                                 --------  --------
Total current assets                                              617,387   590,115


Furniture, fixtures and equipment, net                              4,037     6,053
Other assets                                                       17,086    23,403
                                                                 --------  --------
Total assets                                                     $638,510  $619,571
                                                                 ========  ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses                           $  2,188  $  1,125
 Accrued payroll and related benefits                             131,395   155,312
 Note payable to shareholder                                       80,000    55,000
                                                                 --------  --------
Total current liabilities                                         213,583   211,437


Commitments

Shareholder's equity:
 Common stock, 1,000,000 par value - $1.00 shares
  authorized; 40,000 shares issued and outstanding                 40,000    40,000
 Retained earnings                                                384,927   368,134
                                                                 --------  --------
Total shareholder's equity                                        424,927   408,134
                                                                 --------  --------
Total liabilities and shareholder's equity                       $638,510  $619,571
                                                                 ========  ========

See accompanying notes.

                Nurse Care Plus, Inc.

                Statements of Operations

                                  YEARS ENDED DECEMBER 31
                                 1995        1994        1993
                              ----------  ----------  ----------
Revenues                      $4,423,367  $3,219,891  $2,059,972

Cost and expenses:
Cost of services               3,385,831   2,585,470   1,712,083
Selling and administrative     1,017,097     409,401     295,993
Interest                           3,646       7,802       3,221
                              ----------  ----------  ----------
                               4,406,574   3,002,673   2,011,297
                              ----------  ----------  ----------

Net income                    $   16,793  $  217,218  $   48,675
                              ==========  ==========  ==========

See accompanying notes.

                Nurse Care Plus, Inc.

             Statements of Shareholder's Equity

                                        COMMON STOCK       RETAINED
                                     ------------------
                                     SHARES     AMOUNT     EARNINGS      TOTAL
                                     -------   --------   ---------   ---------
Balance at December 31, 1992          80,000   $ 80,000   $ 237,241   $ 317,241
Repurchase shares                    (40,000)   (40,000)   (135,000)   (175,000)
Net income                                 -          -      48,675      48,675
                                     -------   --------   ---------   ---------
Balance at December 31, 1993          40,000     40,000     150,916     190,916
Net income                                 -          -     217,218     217,218
                                     -------   --------   ---------   ---------
Balance at December 31, 1994          40,000     40,000     368,134     408,134
Net income                                 -          -      16,793      16,793
                                     -------   --------   ---------   ---------
Balance at December 31, 1995          40,000   $ 40,000   $ 384,927   $ 424,927
                                     =======   ========   =========   =========

See accompanying notes.

                Nurse Care Plus, Inc.

                Statements of Cash Flows

                                                           YEARS ENDED DECEMBER 31
                                                         1995      1994          1993
                                                       -------- -----------   ---------
OPERATING ACTIVITIES
Net income                                             $ 16,793   $ 217,218   $  48,675
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                           2,016       2,016         497
  Changes in operating assets and liabilities:
   Accounts receivable                                  (42,183)   (236,941)     (7,134)
   Other assets                                           6,317        (331)     (3,739)
   Accounts payable and accrued expenses                  1,063       1,125           -
   Accrued payroll and related benefits                 (23,917)     77,653      36,983
                                                       --------   ---------   ---------
Net cash (used in) provided by operating
activities                                              (39,911)     60,740      75,282

INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment                -        (632)          -


FINANCING ACTIVITIES
Note payable to shareholder                              25,000     (69,000)    124,000
Dividends paid to shareholders                                -           -    (175,000)
                                                       --------   ---------   ---------
Net (decrease) increase in cash and cash
 equivalents                                            (14,911)     (8,892)     24,282

Cash and cash equivalents at beginning of year           20,846      29,738       5,456
                                                       --------   ---------   ---------
Cash and cash equivalents at end of year               $  5,935   $  20,846   $  29,738
                                                       ========   =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid during the period for interest               $  3,646   $   7,802   $   3,221
                                                       ========   =========   =========

See accompanying notes.

                Nurse Care Plus, Inc.

              Notes to Financial Statements

                  December 31, 1995



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nurse Care Plus, Inc. (the Company) was incorporated in California on July 3, 1987. The Company provides temporary nursing services to acute care hospitals in Orange, Riverside and San Diego counties. The following is a summary of its significant accounting policies.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

CONCENTRATION OF CREDIT RISK

Most of the Company's business activity is with acute care hospital facilities. As of December 31, 1995, the Company's receivables from hospitals totaled $611,452. Credit is extended based on the evaluation of each entity's financial condition and collateral is generally not required. Credit losses have been within management's expectations.

REVENUE RECOGNITION

Revenue from services consists of temporary placement revenues. Temporary placement revenue is recognized at established rates in the period in which services are provided.

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment are stated at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets (generally five years).

INCOME TAXES

The Company uses the accrual method of accounting for financial statement reporting and uses the cash method of accounting for income tax purposes. The Company has elected S corporation status for federal and state income tax
reporting purposes.   Accordingly, the income is included in the tax returns of
the shareholders and no provision for federal income taxes has been made in the accompanying financial statements. An estimate of the provision for state income taxes has been made based on the applicable rates and included in selling and administrative expenses.

                Nurse Care Plus, Inc.

2. COMMITMENTS

The Company rents office space under an operating lease with no lease duration commitment date. Total rent expense for the above lease for the years ended December 31, 1995, 1994, and 1993 amounted to $30,534, $31,498 and $31,801, respectively. No future minimum rental payments are required under the office lease.

3.  RELATED PARTY TRANSACTION

The shareholder loaned the Company $348,000 in 1995, $432,000 in 1994 and $278,000 in 1993, of which the Company repaid the shareholder loans at various times so that the amount outstanding at December 31, 1995 and 1994 were $80,000 and $55,000, respectively.

4. SUBSEQUENT EVENTS

The sole shareholder loaned the Company $105,000 during January 1996.

  On January 11, 1996, the assets of the Company were acquired by a wholly-owned subsidiary of Medical Resources, Inc. (MRI).

              AMERICARE IMAGING CENTER, INC.

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                  MARCH 31, 1996



The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.


                                           AMERICARE IMAGING CENTER INC.
                                        CONSOLIDATED STATEMENT OF OPERATIONS
                                                  (UNAUDITED)


                                            For the Three Months Ended
                                                  March 31, 1996
                                            --------------------------

Net service revenue                                 $1,041,847
Operating expenses of services                         754,159
Provisions for uncollectible accounts receivable
Corporate general and administrative                   114,042
Depreciation and amortization                          236,795
                                                    ----------
Net loss                                            $  (63,149)
                                                    ==========

See Notes to Unaudited Consolidated Financial Statements.

Americare Imaging Center, Inc.
            Consolidated Statement of Cash Flows
           For the three Months Ended March 31, 1996
                   (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:



Net loss                                                       $ (63,149)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
Depreciation and amortization                                    236,795
Increase in accounts receivable                                 (156,798)
Decrease in prepaid expenses                                      12,461
Increase in accounts payable and accrued expenses                 46,766
Increase in income taxes payable                                  61,556
                                                               ---------

Net cash provided by operating activities                        137,631
                                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                  (999)
                                                               ---------

Net cash used in investing activities                               (999)
                                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from notes payable                                  141,758
Principle payments - capital lease obligation                   (277,638)
                                                               ---------
Net cash used in financing activities                           (135,880)
                                                               ---------

Net increase in cash and cash equivalents                            752
Cash and cash equivalents - beginning of period                    1,089
                                                               ---------
Cash and cash equivalents - end of period                      $   1,841
                                                               =========

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                  $  61,505
Income taxes paid                                              $     -0-

See Notes to Unaudited Consolidated Financial Statements.

              AMERICARE IMAGING CENTER, INC.

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   MARCH 31, 1996


The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

An unaudited consolidated statement of operations and cash flows for the three months ended March 31, 1995 was not presented because the underlying financial data is not available.

               ACCESS IMAGING CENTER, INC.

           NOTES TO UNAUDITED FINANCIAL STATEMENTS

                  MARCH 31, 1996

The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.


                                               ACCESS IMAGING CENTER INC.
                                               CONSOLIDATED BALANCE SHEET
                                                      (UNAUDITED)

                                                      March 31, 1996
                                               --------------------------
ASSETS
-------

Current assets:
 Cash and cash equivalents                             $      192
 Accounts receivable, net                                 587,913
 Prepaid expenses                                          48,647
                                                       ----------
   Total current assets                                   636,752

 Medical diagnostic and office equipment, net           1,470,349
                                                       ----------
   Total assets                                        $2,107,101
                                                       ==========

LIABILITIES AND STOCKHOLDERS' EOUITY
------------------------------------


Current liabilities:
 Current portion of notes payable                      $   51,867
 Current portion of obligations under capital leases      408,000
 Accounts payable and aecrued expenses                     91,026
                                                       ----------
   Total current liabilities                              550,893

Notes payable                                              89,103
Obligations under capital leases                          531,072
                                                       ----------
    Total liabilities                                   1,171,068

Stockholders' equity:
 Common stock                                                  54
 Additional paid-in capital                               209,976
 Retained income                                          726,003
                                                       ----------
   Total Stockholders' equity                             936,033
                                                       ----------
   Total liabilities and stockholders' equity          $2,107,101
                                                       ==========

See Notes to Unaudited Financial Statements.

                                       ACCESS IMAGING CENTER, INC.
                                    CONSOLIDATED STATEMENT OF INCOME
                                             (UNAUDITED)

                                        For the Three Months Ended
                                              March 31, 1996
                                        --------------------------
Net service revenue                                       $795,680

Operating expenses of services                             311,893
Corporate general and administrative                       135,265
Depreciation and amortization                               67,114
                                                          --------
Net income                                                $281,408
                                                          ========


See Notes to Unaudited Financial Statements.

Access Imaging Center, Inc.
              Statement of Cash Flows
           For the three Months Ended March 31, 1996
                   (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                        $   281,408
Adjustments to reconcile net income to net cash provided by
 operating activities:
Depreciation and amortization                                          67,114
Decrease in accounts receivable                                         9,153
Decrease in other assets                                                4,494
Decrease in prepaid expenses                                              765
Increase in accounts payable and accrued expenses                      (9,500)
Increase in income taxes payable                                       61,556
                                                                  -----------

Net cash provided by operating activities                             353,434
                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                 (1,181,774)
                                                                  -----------

Net cash used in investing activities                              (1,181,774)
                                                                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net principle payments under notes payable                            (12,975)
Net borrowings under - capital lease obligation                       841,315
                                                                  -----------

Net cash used in financing activities                                 828,340
                                                                     --------

Net change in cash and cash equivalents                                     -
Cash and cash equivalents - beginning of period                           192
                                                                     --------
Cash and cash equivalents - end of period                            $    192
                                                                     ========

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                        $  2,999
Income taxes paid                                                    $    -0-

See Notes to Unaudited Financial Statements.

               ACCESS IMAGING CENTER, INC.

           NOTES TO UNAUDITED FINANCIAL STATEMENTS

                   MARCH 31, 1996

The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

An unaudited Statement of Income and of cash flows for the three months ended March 31, 1995 was not presented because the underlying financial data is not available.